Exhibit 10.6

SECURITIES ASSIGNMENT AGREEMENT

This Securities Assignment Agreement (this “Agreement”), dated December __, 2025 (the “Transfer Date”), is made and entered into by and between Armada Sponsor III LLC, a limited liability company formed under the laws of the state of Delaware (the “Sponsor”), Armada Acquisition Corp. III, a Cayman Islands exempted company (the “Company”) and _________________ ( “Recipient”).

WHEREAS, in order to induce Recipient to serve as a Director of, and to promote the best interests of, the Company and on the terms and subject to the conditions set forth in this Agreement, the Sponsor wishes to assign and transfer an aggregate of up to 85,000 Class B ordinary shares, of US$0.0001 par value per share, of the Company (“Shares”) to Recipient and Recipient agrees to accept, assume and receive the Shares and be bound by the terms of this Agreement and the memorandum and articles of association of the Company (as amended or restated from time to time, the “Articles”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1 Transfer of Shares. Sponsor hereby assigns and transfers the Shares to Recipient with effect from the Transfer Date. Within a reasonable time after the date hereof, (i) the Sponsor shall deliver to the Company a duly executed instrument of transfer for the transfer of the Shares held by the Sponsor to the Recipient, (ii) the Company shall instruct the maintainer of the Company’s register of members to update the Company’s register of members and all other records to reflect the assignment and transfer of the Shares to Recipient pursuant to this Agreement and (iii) the Company shall deliver to Recipient an excerpt of the updated register of members as evidence of the Shares transferred to Recipient and registered in the name of Recipient.

Section 2 No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3 Representations. Recipient represents and warrants as follows: he hereby acknowledges that an investment in the Shares involves certain significant risks. Recipient has no need for liquidity in his investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Recipient acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless he either registers the Shares in accordance with federal and state securities laws or finds and complies with an exemption under such laws and such transfer complies with all applicable lock-up restrictions (as described in the Subscription Agreement, defined in Section 5 below) on him. The Shares are being purchased solely for Recipient’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and he has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Recipient has been given the opportunity to (i) ask questions of and receive answers from the Sponsor and the Company concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Sponsor possesses or can acquire without unreasonable effort or expense that is necessary to assist him in evaluating the advisability of the receipt of the Shares and an investment in the Company. Recipient is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. Recipient is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Section 4 Further Assignment of Shares. Recipient may further assign the Shares to one or more Permitted Transferees (as defined below), so long as such transferees (i) agree to be bound by all applicable transfer restrictions relating to the Shares, including the lock-up restriction, (ii) agree to vote in favor of the Company’s initial business combination in the event the Company seeks shareholder approval in connection with its initial business combination and (iii) waive any right to participate in any liquidation distribution if the Company fails to consummate an initial business combination within the period of time specified in the Articles. For these purposes, (A) “Permitted Transferee” means (a) any Immediate Family Members of Recipient; (b) a charitable organization; (c) any person who is a transferee by virtue of laws of descent and distribution upon the death of Recipient; (d) any person who is a transferee pursuant to a qualified domestic relations order; (f) a family trust, foundation or partnership established for the exclusive benefit of Recipient or any of Recipient’s Immediate Family Members; and/or (g) any person approved by the Company in writing, and (B) “Immediate Family Member” means Recipient’s spouse, children, grandchildren, parents, siblings, any lineal descendant of the foregoing or any trust for the benefit of any of the foregoing.

Section 5 Recipient’s Obligations. (i) Recipient hereby agrees that the Shares are subject to the restrictions and obligations applicable to the Private Placement Shares (as defined in the Subscription Agreement) as set forth in the subscription agreement dated September 29, 2025 by and between the Sponsor and the Company (the “Subscription Agreement”), a copy of which has theretofore been provided to Recipient. Recipient hereby agrees to be a party to that certain letter agreement between the Company and each other director and executive officer of the Company and the Sponsor with respect to transfer restrictions and other matters, in the form anticipated to be filed with the Securities and Exchange Commission, and/or such other agreements as may be required by the underwriting agreement to be entered into between the Company and the underwriters of the initial public offering of the Company.

(ii) The Shares are subject to a risk of forfeiture (which term shall mean when used herein, for purposes of the Articles and applicable Cayman Islands law, a surrender of Shares for no consideration and cancellation in accordance with this Agreement) and are therefore unvested (which term shall mean when used herein, for purposes of the Articles and applicable Cayman Islands law, the Shares remain at risk of surrender for no consideration and cancellation in accordance with this Agreement) as of the Transfer Date. In the event that, following Recipient’s appointment as a director of the Company and prior to the date of consummation of the Company’s initial business combination, as defined in the Company’s Articles, and before any vesting date in subsection (a) or (b) below, Recipient resigns or otherwise ceases to serve as a director of the Company for any reason (a “Separation Event”), then any Shares which have not vested (which term shall mean when used herein, for purposes of the Articles and applicable Cayman Islands law, the Shares are no longer at risk of surrender for no consideration and cancellation in accordance with this Agreement) in accordance with subsections (a) and (b) below, will be immediately forfeited for no consideration and the Company shall instruct the maintainer of the Company’s register of members to update the Company’s register of members and all other records to reflect such forfeiture. For purposes of this Agreement, the Shares granted to Recipient shall vest as follows:

(a) 8,500 of such Shares shall vest upon the closing date of the initial public offering of the Company (the “IPO Date”); and

(b) 76,500 of such Shares shall vest in eight equal quarterly installments after the IPO Date until the two-year anniversary of the IPO Date, provided that a Separation Event has not occurred with respect to Recipient prior to such time; notwithstanding the forgoing, any Shares that have not vested under this Section (ii)(b) shall immediately vest upon the closing of an initial business combination of the Company, provided that a Separation Event has not occurred with respect to Recipient prior to such time.

Section 6 Miscellaneous. This Agreement shall be governed by the laws of the State of Delaware without regard to its conflict of law rules. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

SPONSOR:

ARMADA SPONSOR III LLC

By:
Douglas M. Lurio
Managing Member

By:
Stephen P. Herbert
Managing Member

COMPANY:

ARMADA ACQUISITION CORP. III

By:
Douglas M. Lurio
Director and Chief Financial Officer

By:
Stephen P. Herbert
Director and Chief Executive Officer

RECIPIENT:

Name: